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Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-44609, 33-59371, 33-66812, 33-67274, 33-80478 and 333-70005.

                                                Arthur Andersen LLP


March 26, 1999,
  Orlando, Florida